SPECIAL MEETING OF SHAREHOLDERS, JANUARY 16, 1999

A Special Meeting of Shareholders of the Capital Growth & Value Fund (the "Fund"), a series of Berkshire Capital Investment Trust (the "Trust"), was held January 16, 1999 at 1150 West El Camino Real, Mountain View, California 94040. The date of record for the meeting was December 11, 1998. Representing the shareholders of record in person or by proxy were 14,509.776 or 86.1% of eligible shareholders. There being a majority of the eligible shareholders represented, a quorum was constituted. The following matters were voted on at the meeting:

         PROPOSAL 1
         The Shareholders approved the new investment advisory agreement with Berkshire Capital Holdings, Inc.

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0

         PROPOSAL 2
         The Shareholders approved the selection of McCurdy & Associates CPA's, Inc. as the Fund's independent public accountants for the fiscal year ended December 31, 1998.

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0

         PROPOSAL 3
         The Shareholders authorized the Proxyholders to vote in their discretion upon such other matters that legally came before the meeting.

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0

Pursuant to the authority granted in proposal 3, the following additional matters were voted on at the meeting by the Proxyholders:

         PROPOSAL 4

         The Proxyholders approved a motion to change the name of the Trust to "The Berkshire Funds" and to change the name of the Fund to the "Berkshire Focus Fund".

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0

         PROPOSAL 5
         The Proxyholders approved a motion to elect Andrew W. Broer as a Trustee of the Trust.

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0

         PROPOSAL 6
         The Proxyholders approved the selection of McCurdy & Associates CPA's, Inc. as the Fund's independent public accountant for the fiscal year ended December 31, 1999.

                  FOR                   AGAINST                 ABSTAIN
                  ---                   -------                 -------
                 14,509.776                0                       0